UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2007

BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-13817	11-2908692
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

11615 North Houston Rosslyn Houston, Texas		77086
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (281) 931-8884

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2007, the Compensation Committee of the Board of Directors of Boots & Coots International Well Control, Inc. (the “Company”) increased, effective January 1, 2007, the base salary payable to the Company’s Chief Executive Officer, Jerry Winchester, to $335,000 per annum.  In conjunction with the increase in base salary, Mr. Winchester agreed to forgo an automobile allowance to which he was entitled under the terms of his employment agreement.  Effective March 1, 2007, the Compensation Committee awarded Mr. Winchester 145,632 shares of restricted common stock of the Company under the Company’s 2004 Long Term Incentive Plan (the “Plan”). The restricted shares will vest in four equal installments on each one-year anniversary of the date of grant, provided that Mr. Winchester has been continuously employed with the Company through each such anniversary date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned thereunto duly authorized.

BOOTS & COOTS INTERNATIONAL WELL
CONTROL, INC.

Date: March 7, 2007	By:	/s/ Gabriel Aldape
Gabriel Aldape
Chief Financial Officer